UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2018

CRISPR THERAPEUTICS AG

(Exact Name of Company as Specified in Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14

6300 Zug

Switzerland

+41 (0)41 561 32 77

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On September 10, 2018, CRISPR Therapeutics AG (the “Company”) issued a press release providing an update on the U.S Federal Circuit Decision’s upholding the ruling by U.S. Patent and Trademark Office in the interference proceeding relating to CRISPR/Cas9 genome editing technology. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As previously announced by the Company on August 7, 2018, the United States Patent and Trademark Office (the “USPTO”) had allowed U.S. Patent Application No. 15/138,604 (the “’604 application”) in July 2018. The ’604 application claims priority to a U.S. provisional application, filed by The Regents of the University of California, the University of Vienna and Emmanuelle Charpentier, Ph.D. (collectively, “UC”) on May 25, 2012. In late August 2018, an anonymous third party filed a submission with the USPTO that could be deemed relevant to the ’604 application. As the ultimate outcome of any pending or allowed patent application is uncertain, the Company and/or UC deals with such matters in the ordinary course of business and may, among other things, file the submission and corresponding responsive papers with the USPTO or reopen prosecution of the application. If the submission is filed with the USPTO, it may, at its discretion, take no action, if none is deemed warranted. The Company does not generally comment publicly on these types of matters, and does not intend to comment further until the final resolution of this matter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release by CRISPR Therapeutics AG, dated September 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: September 11, 2018	By:	/s/ Samarth Kulkarni, Ph.D.
Samarth Kulkarni, Ph.D. Chief Executive Officer